Exhibit 32

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Paradise Music & Entertainment, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kelly T. Hickel, the Chairman of the Board (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer), hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                        /s/ Kelly T. Hickel
                                        -------------------
                                        Kelly T. Hickel
                                        Chairman of the Board
                                        (Principal Executive Officer,
                                        Principal Financial Officer,
                                        Principal Accounting Officer)


Date: June 8, 2004